                                                                       Exhibit 4


                                                                  EXECUTION COPY

                           MEMORANDUM OF UNDERSTANDING

                           This Memorandum of Understanding ("MOU") reflects the
                  binding mutual understandings and agreements pertaining to the subject matter contained herein by and among The Shaar Fund Ltd. ("Shaar"), Hestian Pty Limited ("Hestian") and VB Family Trust ("VB" and, together with Hestian, "Hestian/VB").

                                    RECITALS

                           WHEREAS, Shaar and Hestian/VB (each a "Party" and
                  together the "Parties") desire to enter into a joint venture for the purpose of maximizing the value of certain assets to be contributed to the venture;

                           WHEREAS, the Parties wish to enter into this binding
                  MOU to establish a limited liability company for this purpose;

                           NOW THEREFORE, in consideration of the mutual
                  covenants and promises set forth herein, and intending to be bound, the Parties hereto agree as follows:

1. Essence of Cooperation. The Parties shall each participate in the joint venture through a limited liability company to be established pursuant to Section 3 ("Newco"), which shall be formed solely for the purpose of maximizing the value of the assets contributed to it by the Parties, and for such other purposes as may be mutually agreed by the Parties.

2. Loans to IFSH. Shaar shall make a loan of $25,000 to IFS International Holdings, Inc. ("IFSH"), and Hestian/VB shall make a loan of $25,000 to IFSH (each such loan, a "Loan") to fund certain costs incurred by IFSH in connection with the venture, including severance payments. Each Loan shall be evidenced by a demand note executed by IFSH and payable to Shaar and Hestian/VB, respectively, at rates of interest and on other terms (including any security interests) to be determined (each, a "Loan Note").

3.       The Limited Liability Company.

         (a) Formation. The Parties shall, as soon as practicable after the date of this MOU, form a limited liability company under the name SHVB Holdings LLC ("Newco"), by filing all necessary organizational documents and obtaining all necessary approvals in the State of Delaware. Newco shall issue no more than 100 membership interests, and the Parties shall initially subscribe for those membership interests for a nominal consideration, such that (i) Shaar holds exactly 50% of the total membership interests of Newco and (ii) Hestian/VB holds exactly 50% of the total membership interests of Newco.

         (b) Voting of Membership Interests. Each of the Parties shall vote its membership interests and take all other actions necessary to ensure that all organizational documents of Newco (including the certificate of formation and the limited liability company agreement) shall, subject to the law, give effect to, and shall not conflict with, the provisions of this MOU.

         (c) Allocation of Costs. Subject to the terms of this MOU, each Party shall bear its own costs of establishing and organizing Newco.

         (d) Share of Assets and Profits. Subject to Section 4(e), any dividends paid or distributions made by Newco, including, without limitation, in connection with the winding-up, liquidation, termination or dissolution of Newco (in each case, voluntary or otherwise), shall be made to the Parties in proportion to their relative membership interests.

         (e) Board of Managers. Subject to the terms of this MOU and the laws of the State of Delaware, the conduct of the affairs of Newco shall be controlled by and shall be the responsibility of the board of managers of Newco ("Board"). All actions of Newco shall require approval of all managers. The Board shall comprise 2 managers or such other number agreed by the Parties. Shaar shall be entitled to nominate 1 manager or such other number agreed by the Parties and Hestian/VB shall be entitled to nominate 1 manager or such other number agreed by the Parties.

         (f) Manager Conflict Resolution. In the event that managers appointed by each of Shaar and Hestian/VB cannot agree on any material business or management issue relating to the formation, capitalization or operation of Newco (a "Deadlock"), the managers shall refer the matter to Sam Levinson and Christopher van Brugge for resolution of the conflict.

         (g) Removal of Managers. Only the appointing Party may cause the removal of any manager appointed by it. Any manager jointly nominated by the Parties may be removed only by agreement among the Parties.

         (h) Issuance of Additional Membership Interests. Apart from the membership interests issued to each of Shaar and Hestian/VB pursuant to this MOU, no further membership interests in Newco, options in respect of unissued membership interests or other securities may be issued by Newco without the prior written consent of each Party.

         (i) Restriction on Transferring Membership Interests. No Party shall, other than in favor of a Related Party (as defined below): (a) transfer or otherwise deal with its membership interests in or any beneficial interest in its membership interests, or (b) create any security interest, mortgage or encumbrance whatsoever over the membership interests held by it, in each case without the prior written consent of each other Party.

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

              A "Related Party" of any Party shall be (i) the spouse, the parents, any immediate family member or lineal descendants of such Party; (ii) a trust under which the distribution of the membership interests may be made only to beneficiaries who are such Party or persons described in (i); (iii) a corporation, the stockholders of which are only such Party or persons described in (i) or (ii); (iv) a partnership or limited liability company, the partners or members of which are only such Party or persons described in (i), (ii) or (iii); (v) in the case of Hestian, VB; (vi) in the case of VB, Hestian or
              (vii) any direct or indirect beneficial owner of interests in Shaar or the spouse, the parents, any immediate family member or lineal descendants of such beneficial owner, provided that in the case of any transfer to a person described in this
              Section 3(i), the transferring Party shall retain all voting rights associated with the transferred membership interest.

         (j) Limitation on Liability. Each Party agrees that it shall not, directly or indirectly, bring any suit or claim against any manager appointed by the other Party (whether in contract, by statute, common law or otherwise) arising out of or in connection with the venture, except for claims arising from such manager's fraud or willful misconduct.

         (k) Indemnification of Managers. Newco shall agree to exculpate and indemnify each manager to the fullest extent permitted by law and to hold such manager harmless from and against any losses, claims, damages or liabilities incurred or sustained in connection with this venture (other than as a result of such manager's fraud or willful misconduct).

4.       Ownership and Capitalization of Newco.

         (a) Newco Capitalization. Shaar shall initially make a capital contribution to Newco in an amount equal to $50,000 (the "Shaar Initial Contribution") and Hestian/VB shall make a capital contribution to Newco in an amount equal to $50,000 (the "Hestian/VB Initial Contribution" and, together with the Shaar Initial Contribution, the "Initial Contributions"). Shaar and Hestian/VB shall each contribute to Newco its Loan Note, and such contribution shall be deemed, to the extent of the face amount of each such Loan Note, to be in partial satisfaction of the obligation of each Party to make capital contributions pursuant to this Section 4. After the Initial Contributions, no Party shall be permitted to effect an additional capitalization of Newco in a manner that will have a dilutive effect on holdings of each non-contributing Party, without the consent of all non-contributing Parties.

         (b) Shaar Contribution Commitment. Shaar shall contribute to Newco all of its interests in IFSH, including without limitation (i) all of its shares of Series 2002 Voting Preferred Stock (the "Shaar Voting Preferred Stock") to be issued by IFSH to Shaar pursuant to an amendment agreement substantially in the form of Exhibit A (the "Amendment Agreement"), (ii) all of its shares of IFSH common stock, including all shares of common stock received by Shaar upon conversion (the "Conversion") of Shaar's shares of IFSH Series B 5% Convertible Preferred Stock (the "IFSH Preferred Stock") or Shaar Voting Preferred Stock into shares of common stock of IFSH; (iii) all of Shaar's interests in the Amendment Agreement; (iv) all of its Common Stock Purchase Warrants (the "IFSH Warrants"); (v) to the extent not relinquished by Shaar pursuant to the Amendment Agreement, any and all interests in accrued dividends on IFSH Preferred Stock; (vi) to the extent not relinquished by Shaar pursuant to the Amendment Agreement, any and all interests in late penalties (if any) accruing on IFSH Preferred Stock and
              (vii) all of its other interests, legal or beneficial, in IFSH ((i) through (vii), together, the "Shaar Contribution Commitment").

         (c) Hestian/VB Contribution Commitment. Each of Hestian/VB and Christopher van Brugge shall contribute, or cause to be contributed, to Newco all of their interests in IFSH, including without limitation (i) all of their shares of IFSH common stock; (ii) all of their common stock purchase warrants and (iii) all right, title and interest held by Hestian/VB and Sonic Communications Pty Limited ("Sonic") in that certain letter agreement dated as of May 23, 2001, among Sonic, IFSH and IFS International, Inc. ("IFSI") (the "Sonic Letter Agreement") ((i) through (iii), together, the "Hestian/VB Contribution Commitment").

         (d) Contribution Timing. The Initial Contributions, the Shaar Contribution Commitment and the Hestian/VB Contribution Commitment shall be contributed to Newco simultaneously and as promptly as reasonably possible after the formation of Newco.

         (e) Certain Distributions. In the event that Sonic and/or Pulse International Pty Ltd. ("Pulse") initiates a suit or similar proceeding, whether in a court of law or binding arbitration, against IFSH, any subsidiary of IFSH or Newco, then (i) Newco shall be dissolved, (ii) the Shaar Initial Contribution shall be returned to Shaar; (iii) the Hestian/VB Initial Contribution shall be returned to Hestian/VB; (iv) the Shaar Commitment Contribution shall be returned to Shaar; (v) the Hestian/VB Commitment Contribution shall be returned to Hestian/VB and (vi) any remaining assets of Newco shall be distributed to the Parties in proportion to their relative membership interests. As of the date hereof, other than the contractual relationships between Sonic and IFS International, Inc. and Pulse and IFS International, Inc., no affiliate of Sonic or Pulse has a contractual relationship with IFSH or any of its affiliates.

         (f) Restriction on Interests in IFSH Each of Shaar and Hestian/VB agrees that, prior to the contribution to Newco of the Shaar Contribution Commitment and the Hestian/VB Contribution Commitment, respectively, it will not (a) transfer, vote or otherwise deal with its equity interests in IFSH, or (b) create any security interest, mortgage or encumbrance whatsoever over its equity interests in IFSH, in each case without the prior written consent of each other Party; provided nothing in this Section 4(f) shall restrict the ability of Shaar to consummate the Conversion and/or an exchange of the IFSH Preferred Stock for other shares of IFSH preferred stock and/or shares of IFSH common stock pursuant to the Amendment Agreement.

         (g) Certain Assurances. The managers and Newco shall use their best efforts to cause IFSH to comply with its contractual obligations, including, without limitation, those in favor of Pulse.

         (h) Certain Consulting Arrangements. Newco shall use its best efforts to enter in to an agreement with Gary Post to provide consulting services to Newco with respect to IFSH.

5.       Confidentiality.

         (a) The Parties shall, as soon as practicable after the date of this MOU, cooperate in the preparation and filing of any filings required by the securities laws of the United States.

          (b) Except (i) for filings made pursuant to Section 5(a) hereunder or (ii) as required by any applicable law or regulation or the rules of any recognized national stock exchange, neither party shall cause any public announcement to be made regarding the formation, capitalization and operation of Newco or this MOU without the prior written consent of each other Party. In the event that any Party shall be required to cause such a public announcement to be made pursuant to any applicable law or regulation or the rules of any recognized national securities exchange, such Party shall provide each other Party prior written notice of such announcement as far in advance of such announcement as may be reasonably practical.

6.       Representations and Warranties.

         (a) Each Party warrants to each other Party that it is duly organized and validly existing under the laws of the jurisdiction and/or state of its organization and has full corporate and/or organizational power and authority to do all things required by it under this MOU.

         (b)  Each Party warrants to each other Party that:

              (i) it has the legal right and power to enter into this MOU and to carry out its obligations in accordance with the terms of this MOU;

              (ii) the execution, delivery and performance of this MOU has been duly and validly authorized by all necessary action on its part;

              (iii) this MOU is a valid and binding agreement on it, enforceable in accordance with its terms; and

              (iv) the execution and performance of this MOU by it and the other transactions contemplated by this MOU does not violate or conflict with or result in a breach of or constitute a default under its organizational documents.

         (c) Each Party warrants that it has not entered into any agreement or arrangement with a third party that would restrain it from acting in accordance with this MOU.

7.       Mutual Understandings.

         (a) If any Party (the "First Party") commits a material breach of this MOU, each other Party shall serve a written notice on the First Party requiring it to remedy the breach within 14 calendar days. If such breach is not remedied the non-breaching Parties shall have the right (but not the obligation) to terminate this MOU.

         (b) The Parties acknowledge that supplemental documentation, filings and registrations shall be required to effectively complete the contemplated transaction. The Parties agree, represent and warrant that they shall make best efforts to comply with any and all reasonable requests and requirements of each other and any and all government and industry regulatory agencies in the execution and submission of all such required and requested documentation.

         (c) Newco shall reimburse Shaar the amount of $50,000 for legal fees and disbursements of Covington & Burling in connection with the Amendment Agreement and related transactions associated therewith.

8. Assignment. This MOU shall be binding upon and inure to the benefit of the respective representatives, successors and assigns of the Parties. No assignment or transfer hereunder shall be made by any Party without the prior written consent of the other Party (the "Non-Assigning Party").

9.       Termination. This MOU may be terminated:

         (a)  in accordance with Section 7(a);

         (b)  by mutual agreement of the Parties; or

         (c) by Hestian/VB, on delivery of written notice to Shaar, if Shaar's contribution to Newco pursuant to Section 4(b) hereof has not occurred within 30 days of the date hereof.

10. Governing Law; Jurisdiction. This MOU, and any amendments hereto, shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the choice of law provisions thereof.

11. Amendments. This MOU may not be amended, supplemented or otherwise modified, and no provision of this MOU may be waived, except by a written instrument signed by each of the Parties hereto.

12. Severability. If any provision of this MOU or application thereof to anyone under any circumstances should be determined to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions or applications of this MOU which can be given effect without the invalid or unenforceable provision or application.

13. No Waiver. No failure on the part of any Party to exercise any right hereunder, and no delay in exercising any right, privilege, or power under this MOU, shall operate as waiver or relinquishment; nor shall any single or partial exercise by any Party preclude any other or further exercise, or the exercise of any other right, privilege, or power.

14. Entire Agreement. This MOU constitutes the entire agreement and understanding among the Parties with respect to the subject matter hereof and supersedes all previous agreements and understandings.

15. Counterparts. This MOU may be executed in multiple counterparts which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of this MOU by facsimile shall be effective as a manual signature.

         In witness whereof, the undersigned Parties have caused this MOU to be executed and delivered by its duly authorized officer as of the 30th day of September, 2002.


THE SHAAR FUND LTD.


By:    Shaar Advisory Services, N.V.
       (the Advisor to The Shaar Fund)

       /s/ Hugo Van Neutegem
       ------------------------------
       Name:  Hugo Van Neutegem
       Title: Managing Director of Shaar Advisory Services, N.V.


HESTIAN PTY LIMITED

By:

         /s/  Brian Michael Sherman
         ---------------------------
         Name:  Brian Michael Sherman
         Title: Director

VB FAMILY TRUST

By:

         /s/  Barry Sechos
         -------------------------------------------------------
         Name:  Barry Sechos, as Attorney-in-fact for
                Christopher van Brugge
         Title: Director

                                    EXHIBIT A


                         [Amendment Agreement attached]

                                                                  EXECUTION COPY

              AGREEMENT TO AMEND TERMS OF SERIES B PREFERRED STOCK

         Agreement to Amend Terms of Series B Preferred Stock (this "Agreement"), dated as of September 30, 2002, between The Shaar Fund, Ltd. ("Shaar") and IFS International Holdings, Inc. ("IFSH").

                                    RECITALS

         WHEREAS, Shaar and IFSH (each a "Party" and together the "Parties") are each party to that certain Securities Purchase Agreement (the "Purchase Agreement"), dated as of March 23, 2000, pursuant to which Shaar purchased (1) 200,000 shares of Series B 5% Convertible Preferred Stock of IFSH and (2) a common stock warrant (the "Warrant") to purchase 200,000 shares of the common stock of IFSH;

         WHEREAS, under its certificate of incorporation, as amended, IFSH has authorized 50,000,000 shares of common stock, par value $0.001 per share (the "Common Stock") and 25,000,000 shares of Preferred Stock $0.001 par value (the "Preferred Stock") and has 8,809,122 shares of Common Stock outstanding and has 695,244 shares of Preferred Stock outstanding, consisting of 161,250 shares of Series B 5% Convertible Preferred Stock ("Series B Preferred Stock") and 533,994 shares of Series 2000 Preferred Stock ("Series 2000 Preferred Stock");

         WHEREAS, Shaar is, as of the date hereof, the holder of all the outstanding shares of Series B Preferred Stock (the "Shaar Preferred Stock");

         WHEREAS, pursuant to the certificate of designation, as amended (the "Certificate of Designation"), relating to the Series B Preferred Stock, Shaar believes it has the right to convert the Shaar Preferred Stock into no fewer than 70,000,000 shares of Common Stock;

         WHEREAS, the Parties believe it is in the best interests of IFSH and Shaar to restructure the capital of IFSH, including certain amendments to the Certificate of Designation, and to enter into certain agreements to accomplish this restructuring;

         WHEREAS, the Parties acknowledge that the aforesaid amendments to the Certificate of Designation require shareholder approval; and

         WHEREAS, pending such shareholder approval, the Parties wish to take certain actions in furtherance of the aforesaid capital restructuring.

         NOW THEREFORE, in consideration of the mutual covenants and promises set forth herein, and intending to be bound, the Parties hereto agree as follows:

1. Amendment of the Certificate of Designation. The Certificate of Designation shall be amended to provide that each share of Series B Preferred Stock shall (i) have no dividend rights, provided that the Series B Preferred Stock shall have dividend rights equivalent to holders of the Common Stock on an as-converted basis, (ii) have voting rights equivalent to 403 shares of Common Stock; (iii) be convertible into 403 shares of Common Stock; and (iv) in all other respects retain the rights and preferences set forth in the Certificate of Designation, except for those set forth in Sections 6.4, 6.5, 6.6, 6.7, 6.8 and 6.9 therein, or those inconsistent with the foregoing (i), (ii) and (iii) hereof, prior to amendment. This amendment shall be accomplished in the manner and in accordance with the terms set forth in this Agreement.

2. Exchange to Facilitate Amendment of the Certificate of Designation. In order to effectuate the aforesaid amendment of the Certificate of Designation, the Parties agree to take the following actions:

         (a) Shaar shall exchange (i) the Shaar Preferred Stock and (ii) all Monetary Rights (defined below), to IFSH in exchange for 650,000 shares of Series 2002 Voting Preferred Stock (the "Securities"), which shall be issued by IFSH pursuant to a certificate of designation (the "2002 Certificate of Designation") containing provisions described in the following paragraph (this exchange being referred to hereinafter as the "Initial Exchange").

         (b) Each share of the Securities shall (i) have no dividend rights, provided that the Securities shall have dividend rights equivalent to holders of the Common Stock on an as-converted basis, (ii) have voting rights equivalent to 100 shares of Common Stock; (iii) shall be convertible into 100 shares of Common Stock, and (iv) other than as set forth in this paragraph and to the maximum extent permissible, have rights and preferences no less favorable than the Series 2000 Preferred Stock.

         (c) As used herein "Monetary Rights" shall mean all rights and/or claims to money from IFSH that Shaar possesses pursuant to the Purchase Agreement, including any and all rights to dividends, interest, and/or penalties accrued through the date hereof by reason or pursuant to Shaar's ownership of the Shaar Preferred Stock, provided that Monetary Rights shall not include (x) the Warrant, (y) any rights granted by the Registration Rights Agreement dated as of March 23, 2000 between IFSH and Shaar (the "Registration Rights Agreement"), or (z) any rights or claims that Shaar possesses against IFSH in connection with the Purchase Agreement (or any document executed in connection with the Purchase Agreement) that as of the date hereof are unliquidated or cannot be fully satisfied by the payment of legal tender of the United States.

3. Timing of the Initial Exchange. On September 30, 2002 (the "Closing Date"), or such other date as the Parties shall agree, Shaar shall surrender certificates representing the Shaar Preferred Stock to IFSH, and IFSH shall issue and deliver to Shaar (or its designee) certificates representing the Securities, registered in the name of Shaar (or its designee).

4. Closing of the Initial Exchange. The closing (the "Closing") of the transactions contemplated hereby shall be held at the offices of Reed Smith, 599 Lexington Avenue, New York, New York 10022, at 10:00 a.m. on the Closing Date, or at such other time, date or location as may be agreed by the Parties.

5. Escrow of Shaar Preferred Stock. IFSH agrees to hold the certificates representing the Shaar Preferred Stock in escrow, to be held on behalf of Shaar and to be released to Shaar upon the occurrence of (i) receipt by IFSH of a written request from Shaar following a Shaar Release Event pursuant to Section 7 hereof or (ii) the Final Exchange (as defined in Section 8 hereof).

6. Amendment of Certificate of Designation. As soon as practicable after Closing, IFSH shall use its best efforts (including obtaining shareholder approval) to amend the Certificate of Designation in accordance with the provisions of Section 1 of this Agreement.

7.       Release Conditions. If:

         (a) an event as described in Article 5 of the Certificate of Designation is threatened or occurs prior to the filing in the State of Delaware of the Certificate of Designation as amended in accordance with the terms of Section 1 of this Agreement;

         (b) IFSH shareholders fail to approve the amendment to the Certificate of Designation as set forth in Section 1 of this Agreement on or before March 31, 2003; or

         (c) any legal proceeding, in law or in equity, is brought challenging in any way this Agreement or any actions taken pursuant to this Agreement;

         (each, a "Shaar Release Event") then, upon receipt of a written request from Shaar, IFSH shall (i) promptly return to Shaar (or its designee) the certificates representing the Shaar Preferred Stock and the documentation pursuant to which Shaar relinquished the Monetary Rights,
         (ii) Shaar shall return the Securities to IFSH, and (iii) IFSH shall be authorized to retire the Securities. In such event, Shaar's rights and privileges in the Series B Preferred Stock and the Monetary Rights shall continue unaltered as if the Initial Exchange did not occur.

8. Final Exchange. Upon the amendment and filing in the State of Delaware of the Certificate of Designation, amended as provided in this Agreement (the exchange described below being referred to hereinafter as the "Final Exchange"):

         (a) IFSH shall promptly return the certificates representing the Shaar Preferred Stock to Shaar (or its designee) (with any alterations or notations on such certificates necessary to indicate that they are issued pursuant to the Certificate of Designation as amended in accordance with the terms of this Agreement),

         (b)      Shaar shall return the Securities to IFSH, and

         (c)      IFSH shall be authorized to retire the Securities.

         Shaar's rights and privileges in the Series B Preferred Stock shall be as set forth in the Certificate of Designation as amended in accordance with the terms of this Agreement, effective as of the date of the filing of the amended Certificate of Designation in the State of Delaware.

9.       Representations and Warranties.

         (a)      Each Party warrants to each other Party that:

                  (i) it is duly organized and validly existing under the laws of the jurisdiction and/or state of its organization;

                  (ii) it has full corporate and/or organizational power and authority to enter into this Agreement and to carry out its obligations in accordance with the terms of this Agreement;

                  (iii) the execution, delivery and performance of this Agreement has been duly and validly authorized by all necessary action on its part;

                  (iv) this Agreement is a valid and binding agreement on it, enforceable in accordance with its terms; and

                  (v) the execution and performance of this Agreement by it and the other transactions contemplated by this Agreement does not violate or conflict with or result in a breach of or constitute a default under any agreement, contract or instrument to which it is bound.

         (b)      Shaar represents and warrants to IFSH that:

                  (i) Shaar is amending, transferring and exchanging the Shaar Preferred Stock in exchange for the Securities for its own account, for investment purposes only and not with a view towards or in connection with the public sale or distribution thereof in violation of the Securities Act.

                  (ii) By virtue of a transaction between Shaar and third parties, Shaar is deemed to be the beneficial owner of at least ten (10%) percent of IFSH's Common Stock within the meaning of the Securities Exchange Act of 1934 and the regulations promulgated thereunder.

                  (iii) Shaar is (i) an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act, (ii) experienced in making investments of the kind contemplated by this Agreement, (iii) capable, by reason of its business and financial experience, of evaluating the relative merits and risks of an investment in the Securities, and (iv) able to afford the loss of its investment in the Securities.

                  (iv) Shaar understands that the Securities are being offered and sold by IFSH in reliance on an exemption from the registration requirements of the Securities Act and equivalent state securities and "blue sky" laws, and that IFSH is relying upon the accuracy of, and Shaar's compliance with, Shaar's representations, warranties and covenants set forth in this Agreement to determine the availability of such exemption and the eligibility of Shaar to purchase the Securities;

                  (v) Shaar understands that the Securities have not been approved or disapproved by the Securities and Exchange Commission (the "Commission") or any state securities commission and is not relying on any representation of IFSH and has conducted its own investigation of the affairs of IFSH.

         (c)      IFSH represents and warrants to Shaar that:

                  (i) Under its certificate of incorporation, as amended, IFSH has authorized an capitalization of 50,000,000 shares of common stock, par value $0.001 per share (the "Common Stock"), 25,000,000 shares of Preferred Stock $.001 par value ("Preferred Stock") and has 8,809,122 shares of Common Stock outstanding and has 695,244 shares of Preferred Stock outstanding, consisting of 161,250 shares of Series B Preferred Stock and 533,994 shares of Series 2000 Preferred Stock.

                  (ii) The Securities have been duly and validly authorized by IFSH, and when issued by IFSH will be duly and validly issued, fully paid and nonassessable and will not subject the holder thereof to personal liability by reason of being such holder.

                  (iii) Except as disclosed on Schedule B hereto, there are no preemptive, subscription, "call," right of first refusal or other similar rights to acquire any capital stock of IFSH or any of its subsidiaries or other voting securities of IFSH that have been issued or granted to any person and no other obligations of IFSH or any of its subsidiaries to issue, grant, extend or enter into any security, option, warrant, "call," right, commitment, agreement, arrangement or undertaking with respect to any of their respective capital stock. If any shares of Common Stock are issued and not reflected in Schedule B or if more than 350,000 shares of Common Stock are issued in connection with the Contingent Claim listed in Schedule B (each, an "Additional Issuance"), then IFSH shall issue to Shaar 850 shares of Common Stock for every 100 shares of Common Stock IFSH issues pursuant to any Additional Issuance (the aggregate of such shares of Common Stock issued to Shaar being referred to hereinafter collectively as "Dilution Shares").

                  (iv) IFSH shall reserve 35,000,000 shares of Common Stock for the sole purpose of complying with its obligations in the event that Shaar exercises a portion of its conversion rights pursuant to the Securities or the Shaar Preferred Stock. All shares of Common Stock outstanding and not otherwise reserved as of the date


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

                           hereof shall be reserved on and after the date hereof only for grants to directors and management of IFSH pursuant to stock option or other compensation awards or other business purposes approved by Shaar.

                  (v) As soon as practicable after the Closing, IFSH shall use its best efforts to amend its certificate of incorporation in a manner to permit IFSH to comply fully with its conversion obligations under the Securities or the Shaar Preferred Stock by either (x) increasing the authorized number of shares of Common Stock, or (y) effecting a reverse stock split.

                  (vi) IFSH has not incurred any liability for any fees or compensation for services rendered in connection with the transactions contemplated hereby (except for legal fees and customary filing fees).

                  (vii) IFSH acknowledges and understands that Shaar intends to assign its rights under this Agreement pursuant to its rights under Section 14 hereof.

10. Press Release/Confidentiality. As soon as practicable following the execution and delivery of this Agreement, the Parties shall cooperate and shall prepare and issue a press release describing the terms of this transaction. Except for the press release described in the preceding sentence and except as may be required (in the reasonable judgment of counsel) by any applicable law or regulation or the rules of any recognized national stock exchange, neither Party shall cause any public announcement to be made regarding this Agreement or the transactions contemplated by this Agreement without the prior written consent of each other Party. In the event that any Party shall be required to cause such a public announcement to be made pursuant to any applicable law or regulation or the rules of any recognized national securities exchange, such Party shall provide the other Party prior written notice of such announcement as far in advance of such announcement as may be reasonably practical.

11. Restrictive Legend. The certificates evidencing the Securities to the extent applicable will bear legends reading substantially as follows (unless and until such legend is no longer required):

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN COMPLIANCE WITH THAT ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR IN A TRANSACTION WHICH QUALIFIES AS AN EXEMPT TRANSACTION UNDER SUCH ACT AND THE RULES AND REGULATIONS THEREUNDER."

12. Release; Agreement Not to Assert Claim; Registration Rights. (a) Effective upon completion of the Initial Exchange Shaar hereby (i) releases IFSH, its officers and directors (the "Releasees") from all liabilities, claims and expenses that Shaar may have against the Releasees by reason of its ownership of the Shaar Preferred Stock, or pursuant to the Purchase Agreement (and any document executed in connection with the Purchase Agreement other than the Registration Rights Agreement) and (ii) agrees that it shall have no further right to receive the Monetary Rights in connection therewith; provided such release shall terminate if the transaction is unwound pursuant to
         Section 7 hereof.

         (b) Shaar agrees not to assert any claim existing on the Closing Date and not covered by the release set forth in Section 12(a) of this Agreement (including without limitation any claim under the Registration Rights Agreement, the Warrant or any claims excluded from the definition of Monetary Rights) unless and until one of the following occurs: (i) the unwinding of the transaction pursuant to
         Section 7 hereof, (ii) during any period or periods of time during which enforcement proceeds are pending in connection with judgments against IFSH aggregating no less than $100,000, (iii) any actual or threatened liquidation of IFSH or (iv) any actual or threatened bankruptcy proceeding in which IFSH is the debtor.

         (c) The Parties acknowledge that no registration statement filed by IFSH with the Commission covers securities sufficient to enable the public sale of the Securities or the shares of Common Stock into which the Securities may be converted, and that additional filings with the Commission will be required to permit the public sale or certain other transfers of the Securities or the shares of Common Stock into which the Securities may be converted. IFSH shall file a new registration statement within 10 business days following the Final Exchange covering
         (i) the Common Stock into which the Shaar Preferred Stock may be converted and (ii) any Dilution Shares; provided that there shall be no such obligation prior to December 15, 2002; and provided further that such registration statement shall be filed in any event no later than April 10, 2003. IFSH shall make all necessary filings, including amendments to such registration statement as necessary, until such registration statement is declared effective by the Securities and Exchange Commission.

13. Certain Obligations Under Purchase Agreement. Notwithstanding anything in this Agreement to the contrary, IFSH shall abide by its obligations set forth in Article V of the Purchase Agreement.

14. Assignment. This Agreement shall be binding upon and inure to the benefit of the respective representatives, successors and assigns of the Parties. No assignment or transfer hereunder shall be made by any Party without the prior written consent of the other Party, such consent not to be unreasonably withheld; provided that Shaar may assign its rights under this Agreement to SHVB Holdings LLC, the limited liability company to be formed in the State of Delaware pursuant to that certain Memorandum of Understanding, dated as of the date hereof, among Shaar, Hestian Pty Limited and VB Family Trust and to any party Shaar has designated pursuant to Sections 3, 7 or 8 hereof.

15. Governing Law; Jurisdiction. This Agreement, and any amendments hereto, shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the choice of law provisions thereof.

16. Amendments. This Agreement may not be amended, supplemented or otherwise modified, and no provision of this Agreement may be waived, except by a written instrument signed by each of the Parties hereto.

17. Severability. If any provision of this Agreement or application thereof to anyone under any circumstances should be determined to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions or applications of this Agreement which can be given effect without the invalid or unenforceable provision or application.

18. No Waiver. No failure on the part of any Party to exercise any right hereunder, and no delay in exercising any right, privilege, or power under this Agreement, shall operate as waiver or relinquishment; nor shall any single or partial exercise by any Party preclude any other or further exercise, or the exercise of any other right, privilege, or power.

19. Entire Agreement. This Agreement constitutes the entire agreement and understanding among the Parties with respect to the subject matter hereof and supersedes all previous agreements and understandings.

20. Counterparts. This Agreement may be executed in multiple counterparts which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile shall be effective as a manual signature.

         In witness whereof, the undersigned Parties have caused this Agreement to be executed and delivered by its duly authorized officer as of the 30th day of September, 2002.


THE SHAAR FUND LTD.


By:    Shaar Advisory Services, N.V.
       (the Advisor to The Shaar Fund)

       /s/ Hugo Van Neutegem
       ------------------------------
       Name:  Hugo Van Neutegem
       Title: Managing Director of Shaar Advisory Services, N.V.


IFS INTERNATIONAL HOLDINGS, INC.

By:
         /s/ Per Olof Ezelius
         -----------------------------
         Name:  Per Olof Ezelius
         Title: President




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